Exhibit 99.1

Oakridge Develops Sales and Marketing Team

Oakridge Global Energy Solutions:
A New Era In Battery Manufacturing

Oakridge Global Energy Solutions Corporate Headquarters

September 29, 2015 Melbourne, Florida – Oakridge Global Energy Solutions, Inc. (OGES) is pleased to announce that it has reached agreements with CBX Electronics (Orlando, Florida) and BESTCREWS (Tokyo, Japan) to become major participants in the Oakridge Sales and Marketing team.  CBX Electronics and their staff of 8 join the Oakridge in-house Sales and Marketing team consisting of Ken Davey, Lee Giles, Jason Gligorov, and Pete Alvarez as they continue to grow the business by adding key customers and markets to consume existing and future production capacity at its facilities in Melbourne and Palm Bay, Florida.  The BESTCREWS team brings a staff of more than 50 inside and outside sales professionals to the Oakridge Sales and Marketing organization. This collective sales and marketing team brings more significant collective experience and market presence in sales and marketing to both the United States and the Japanese markets.

“We have talked about how Oakridge will lead the onshoring movement.  This is a huge step.  This sales and marketing team will  secure worldwide sales and require us to add production capacity to keep pace with the market demands.  We are now well on our way to becoming a major player in the world lithium-ion battery manufacturing space,” said OGES Executive Chairman and CEO, Steve Barber. “The addition of CBX Electronics and BESTCREWS to our sales and marketing organization brings us a significant presence in the domestic and international markets.  BESTCREWS is one of the leading sales and marketing organizations in Japan and CBX Electronics brings more than 30 years experience in the Southeast US and the Caribbean.  We are delighted to welcome both of these organizations into the Oakridge family.” Mr. Barber added that “both BESTCREWS and CBX will add to and compliment the strengths of our outstanding full time sales and marketing team.  This gives us the precise talent we need to meet and exceed our sales projections.”

The in-house sales and marketing team brings specific strengths in the golf industry, home building market, radio controlled vehicle industry, and motorcycle industry.  These skills closely complement the plans of Oakridge Global Energy Solutions.

“Our sales and marketing team is highly skilled and is the perfect team to keep pace with our growth and expansions,” says Oakridge President, Lee Arrowood.  “The addition of BESTCREWS provides us a significant presence in Japan and the teaming arrangement with CBX Electronics gives us a very established presence in Florida, Georgia, and the Caribbean.  Combined with the skills of our in-house sales and marketing team, we have an absolutely fantastic group.”

About Oakridge Global Energy Solutions, Inc.

Oakridge Global Energy Solutions Inc., is a publicly traded company, trading symbol: OGES on the OTCQB with a market capitalization of approximately USD $ 250,000,000, whose primary business is the development, manufacturing and marketing of energy storage products. Additional information can be accessed on the company's website www.oakg.net.

Forward-Looking Statements Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Contact:
Oakridge Global Energy Solutions, Inc.
www.oakg.net
3520 Dixie Highway
Palm Bay, 32905, Florida, USA
Ph: (321) 610-7959